UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 8, 2005
                Date of Report (Date of earliest event reported)

                                  iPARTY CORP.
             (Exact name of registrant as specified in its charter)

              Delaware                  000-25507            76-0547750
    (State or other jurisdiction       (Commission          (IRS Employer
          of incorporation)            File Number)       Identification No.)

      270 Bridge Street, Suite 301, Dedham, Massachusetts           02026
           (Address of principal executive offices)              (Zip Code)

                                 (781) 329-3952
              (Registrant's telephone number, including area code)

              ----------------------------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement.

         iParty's board of directors met on June 8, 2005 after the annual meeting of stockholders and approved the following recommendations made that same day at a meeting of its compensation committee regarding iParty's independent directors, namely Daniel DeWolf, Frank Haydu, Eric Schindler, and Joseph Vassalluzzo.

         The compensation committee recommended, and the board of directors resolved, that each independent director would be granted an option on June 8, 2005 exercisable for the purchase of 40,000 of iParty's common stock in respect of his service as a director, plus an additional 20,000 shares for serving on one committee of iParty's board of directors, and 10,000 additional shares for service on each additional board committee. The board of directors approved the compensation committee's recommendation that each such option would vest in full on December 10, 2005. Accordingly, each of Messrs. DeWolf, Haydu, and Schindler was granted an option exercisable for 80,000 shares (in respect of their service as directors and, in each case, their service on the audit, compensation, and nominating committees). Mr. Vassalluzzo was granted an option exercisable for 70,000 shares (in respect of his service as a director and his service on the nominating and real estate committees). Each of these stock option grants were made pursuant to iParty's Amended and Restated 1998 Incentive and Non-qualified Stock Option Plan, at an exercise price equal to the market price of iParty's common stock at the close of business on the grant date.

         The board of directors also voted to accept the compensation committee's recommendation that Mr. Haydu be paid a $10,000 cash payment for serving as chairman of the audit committee. Mr. Haydu recused himself from this vote.

          In addition, the compensation committee recommended to the board of directors that it accept management's proposal to engage Mr. Vassalluzzo as a part-time consultant to the company for a one-year period at an annual fee of $60,000. The board of directors voted in favor of the compensation committee's recommendation and management's proposal in this regard.

         The compensation arrangements regarding iParty's independent directors are described in Exhibit 10.1 filed with this Current Report on Form 8-K, which is incorporated herein by reference. A form of stock option agreement in respect of the options granted to the above-named directors is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. A written summary of Mr. Vassalluzzo's part-time consulting arrangement with iParty is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits.

         (d) Exhibits

10.1 Compensation Arrangements with Messrs. DeWolf, Haydu, Schindler, and Vassalluzzo

10.2 Form of Stock Option Agreement granted to Messrs. DeWolf, Haydu, Schindler, and Vassalluzzo

10.3 Written Summary of One-Year Part-time Consulting Arrangement with Mr. Vassalluzzo



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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    iPARTY CORP.

                                    By:                /s/ SAL PERISANO
                                                   -------------------------
                                                         Sal Perisano
                                                   Chairman of the Board and
                                                    Chief Executive Officer

Dated:  March 30, 2006



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

10.1 Compensation Arrangements with Messrs. DeWolf, Haydu, Schindler, and Vassalluzzo

10.2 Form of Stock Option Agreement granted to Messrs. DeWolf, Haydu, Schindler, and Vassalluzzo

10.3 Written Summary of One-Year Part-time Consulting Arrangement with Mr. Vassalluzzo